As filed with the Securities and Exchange Commission on April 15, 2021
Registration No. 333-235614

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM F-3 REGISTRATION STATEMENT NO. 333-235614

UNDER
THE SECURITIES ACT OF 1933

Golar LNG Partners LP
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4400	98-0565772
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS employer identification number)

2nd Floor, S.E. Pearman Building
 9 Par-la-Ville Road
 Hamilton, Bermuda HM 11
 +1 (441) 295-4705
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Cameron D. MacDougall, Esq.
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Joseph A. Coco
One Manhattan West
New York, NY 10001
(202) 371-7000

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by Golar LNG Partners LP, a Marshall Islands limited partnership (“GMLP” or the “Registrant”), deregister all of the (i) common units and other units representing limited partner interests in the Registrant, (ii) options, warrants and rights to purchase common units or other classes of units and (iii) debt securities ((i), (ii) and (iii) collectively, the “Securities”), remaining unsold or otherwise unissued under the following Registration Statements on Form F-3 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•
Registration Statement on Form F-3 (No. 333-235614), which was filed with the Commission on December 20, 2019 and amended by that Amendment No. 1 filed with the Commission on January 10, 2020, registering the Securities.

On January 13, 2021, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, Golar GP LLC, a Marshall Islands limited liability company and the general partner of the Registrant, New Fortress Energy Inc., a Delaware corporation (“NFE”), Lobos Acquisition LLC, a Marshall Islands limited liability company and an indirect subsidiary of NFE (“Merger Sub”), and NFE International Holdings Limited, a private limited company incorporated under the laws of England and Wales and an indirect subsidiary of NFE, pursuant to which Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as an indirect subsidiary of NFE (the “Merger”).

In connection with the Merger, the Registrant has terminated all offerings of the Securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of such offering, the Registrant hereby removes from registration by means of these Post-Effective Amendments all of such securities registered and remaining unsold under each such Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on April 15, 2021.

Golar LNG Partners LP

By:	NFE International Holdings Limited
its General Partner

By:	/s/ Chris Guinta
Director

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.